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                                                                   EXHIBIT 10.40


                            JOINT VENTURE AGREEMENT
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     THIS JOINT VENTURE AGREEMENT (this "Agreement") is dated as of April 3,
2000 and is entered into by and between Interplay Entertainment Corp. ("Interplay"), a Delaware corporation, and Brian Fargo ("Fargo") with reference to the following facts:

     A. Interplay now owns, and will in the future obtain or develop, certain intellectual properties suitable for development as film projects (hereinafter referred to as the "Interplay Properties").

     B. Fargo now owns, and will in the future obtain or develop, certain intellectual properties suitable for development as film projects (hereinafter referred to as the "Fargo Properties"; the Interplay Properties and the Fargo Properties are collectively referred to herein as the "Properties").

     C. The Venturers have provided funding for the exploitation of the Properties as film projects.

     D. The parties are entering into this Agreement in order jointly to develop and exploit the Properties, and to provide for the treatment of past contributions and disbursements for such purposes.

     Accordingly, the parties agree as follows:

     1    FORMATION AND RELATED MATTERS.
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          1.1. Formation.  The parties to this Agreement (jointly, the
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"Venturers," and individually, a "Venturer") hereby enter into and form a joint venture (the "Venture") for the limited purpose of operating that certain film production venture currently known as Interplay Films.

          1.2. Scope of Authority.  This Agreement shall not be deemed to create
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a general partnership between the Venturers.  Except as expressly provided in this Agreement, the relationship formalized in this Agreement shall not:

               1.2.1. Vest either Venturer with the authority to bind or act for, or assume any obligation or responsibility on behalf of, the other Venturer;

               1.2.2. Make either Venturer responsible or liable for any indebtedness or obligation of the other Venturer incurred or arising either before or after the execution of this Agreement; or

               1.2.3. Make either Venturer liable to the other Venturer for any loss, liability, claim or damage sustained by the other Venturer unless such loss, liability, claim or damage shall have been the result of fraud, deceit, gross negligence, reckless or intentional conduct, or a knowing violation of law by such Venturer.

          1.3. Term.   The term of the Venture shall commence as of the first
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date set forth above, and shall continue for 25 years or until the Venturers agree in writing to terminate this Agreement.
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     2    CONTRIBUTIONS.  The parties contemplate that they will contribute
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Properties, funds and efforts to the Venture as set forth herein.  The contribution of Properties shall consist of licenses to exploit the Properties as film projects, with specific rights to be agreed on a case-by-case basis for each Property.

          2.1. Fargo Contributions.
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               2.1.1.  Intellectual Property.  Fargo shall, from time to time
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and in his sole discretion, contribute Fargo Properties to the Venture.

               2.1.2.  Funds.  Fargo shall contribute funds to cover the
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Venture's operating expenses, up to an aggregate amount of $1 million.  Fargo's contribution of funds beyond the initial $1 million shall be at Fargo's sole discretion.

          2.2. Interplay Contributions.
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               2.2.1.  Intellectual Property.  Interplay shall, from time to
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time and in its sole discretion, contribute Interplay Properties to the Venture.
Current Interplay contributions of Interplay Properties include those certain properties currently known as "Redneck Rampage", and "Wild 9".

               2.2.2.  Funds.  Interplay may, from time to time by mutual
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agreement of the Venturers, contribute funds to the Venture. At Interplay's election, such contributions may be set off against that certain $1 million deferred bonus payable by Interplay to Fargo in relation to Interplay's employment of Fargo.

          2.3. Devotion of Time.  Notwithstanding anything to the contrary in
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this Agreement, no Venturer shall be obligated to devote all of such Venturer's time or business efforts to the Venture, but shall devote whatever time, effort and skill to the Venture as such Venturer deems appropriate, in such Venturer's sole and absolute discretion.

     3    ALLOCATION OF PROFITS AND LOSSES.
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          3.1. Allocation of Profits.
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               3.1.1.  Allocation.  The Venture's Net Profits shall be
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allocated in the following order:

                       a. First, to Fargo until Fargo's contribution of funds to the Venture is reimbursed;

                       b. Second, if any Net Profits remain, to Interplay until Interplay's contribution of funds to the Venture (to the extent such contributions have not been set off against Fargo's bonus) is reimbursed;

                       c. Third, if any Net Profits remain, Net Profits from Interplay Properties shall be allocated to Interplay, and Net Profits from Fargo Properties shall be allocated to Fargo.

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                    3.1.2. Definition of Net Profits.  Net Profits shall be
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calculated whenever the Properties generate revenues, and no less frequently than once per calendar quarter. For purposes of this Agreement, "Net Profits" means all cash receipts arising from the Venture's exploitation of the Properties, less all (a) unpaid operating charges and expenses of the Venture, including, without limitation, debt service on the Venture's indebtedness, provided that such charges and expenses are approved by the Venturers as provided in this Agreement, (b) other unreimbursed costs in connection with the Venture, and (c) reasonable reserves required for the operation of the Venture, as determined by mutual agreement of the Venturers.

                    3.1.3.  Compensation of Venturers.  Except for the Net
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Profits distributed to each Venturer as set forth under this Section 3,
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neither Venturer shall receive any compensation whatsoever for carrying out the
Venturer's duties on behalf of the Venture, nor shall either Venturer be entitled to any interest with respect to any contribution of funds to the Venture.

               3.2. Allocation of Losses.  Losses shall be determined from time
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to time, at least once per calendar quarter.  All losses shall be allocated to
Fargo.

          4    MANAGEMENT OF THE VENTURE.  The Venturers shall jointly manage
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the Venture. The Venturers may, by mutual agreement, appoint one or more managers to manage the Venture. All of the Venture's documents and records shall be maintained in a location where such documents and records are available to both Venturers and shall be reasonably available to both Venturers upon any termination of this Agreement and the Venture.

          5    TREATMENT OF PAST CONTRIBUTIONS.  The $406,000 thus far
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contributed by Brian Fargo for the purpose of exploiting the Properties as film projects shall be treated as if made under this Agreement.

          6    COMPETITION.  The Venturers may engage or invest in any activity
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even if it directly or indirectly competes with the business of the Venture.
Neither Venturer shall have any right in or to such other activities or to the income or proceeds derived therefrom. No Venturer shall be obligated to present any investment opportunity to the other Venturer, even if the opportunity is one that could be taken by the Venturers in connection with the Venture. Each Venturer shall have the right to hold any investment opportunity for his or its own account or to recommend such opportunity to persons other than the Venturers. Each Venturer acknowledges that the other Venturer owns or manages other businesses that might compete with the Venture, and hereby waives any and all rights and claims that he or it may otherwise have, if any, against the other Venturer as a result of any of such activities.

          7    NO TRANSFER OF INTEREST.  No Venturer shall be entitled to
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convey, assign or otherwise transfer any right created under this Agreement, including, without limitation, any right to develop, market or sell any Property. If either Venturer shall at any time convey, transfer or assign, or attempt to convey, transfer or assign, any such interest in violation of this Agreement, then the other Venturer shall, in addition to all rights and remedies at law and in equity, be entitled to a decree or order restraining and enjoining any such conveyance, transfer or assignment, and the offending Venturer shall not plead in defense thereto that there would be an adequate remedy at law. The Venturers hereby acknowledge and agree that damages at law will be an inadequate remedy for a breach or threatened breach of the violation of the covenants set forth in this Section 7.
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     8    TERMINATION OF VENTURE.  Upon the termination of this Agreement and
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the termination of the Venture as provided in this Agreement, the following shall apply:

          8.1. All rights to Interplay Properties shall revert to Interplay, and all rights to Fargo Properties shall revert to Fargo.

          8.2. If, at the time of any such termination of the Venture, the Venturers jointly own any assets other than those described in Section 8.1, such
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assets shall be distributed in kind to the Venturers, proportionately to their right to receive Net Profits, as provided under this Agreement.

     9    MISCELLANEOUS.
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          9.1. Amendment, Modification, and Waiver.  This Agreement may not be
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amended, modified or supplemented except pursuant to an instrument in writing signed by each of the parties hereto, except that any party to this Agreement may waive any obligation owed to such party by another party under this Agreement, provided such waiver is in writing. The waiver by any party hereto of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          9.2. Severability.  If any provision of this Agreement as applied to
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any party or to any circumstance shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement, and any provision that is found to be void, invalid or unenforceable shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law.

          9.3. Entire Agreement.  This Agreement contains the entire agreement
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among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings among the parties with respect thereto.

          9.4. Attorneys' Fees.  In the event of any litigation or arbitration
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between or among the parties hereto respecting or arising out of this Agreement, the successful or prevailing party shall be entitled to recover his reasonable attorneys' fees and other costs in connection therewith, including, without limitation, any attorneys' fees incurred after a judgment has been rendered by a court of competent jurisdiction.

          9.5. Further Acts.  Each party shall execute and deliver all such
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further instruments, documents and papers, and shall perform any and all acts necessary to give full force and effect to all of the terms and provisions of this Agreement.

          9.6. Descriptive Headings.  The paragraph and section headings in this
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Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          9.7. Counterparts.  This Agreement may be executed in any number of
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counterparts, and each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement.

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          9.8.  Binding Effect.  All the terms and provisions of this Agreement
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shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by any party hereto without the consent of the other party hereto.

          9.9.  Third Party Beneficiaries.  No person shall be a third party
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beneficiary of this Agreement and no person other than the parties hereto and their permitted successors and assigns shall receive any of the benefits of this Agreement.

          9.10. Notices.  All notices, statements and other documents that any
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party is required or desires to give to any other party hereunder shall be given in writing and shall be served in person by express mail, by certified mail, by overnight delivery, or by facsimile at the respective addresses of the parties as set below, or at such other addresses as may be designated in writing by such party in accordance with the terms of this paragraph.

                If to Interplay:

                    Interplay Entertainment Corp.
                    ATTN: President
                    16815 Von Karman Avenue
                    Irvine, California 92606

                If to Fargo:

                    Brian Fargo
                    426 Harbor Island Drive
                    Newport Beach, California 92660

          Delivery shall be deemed conclusively made (i) at the time of service, if personally served, (ii) when deposited in the United States mail, properly addressed and postage prepaid, if delivered by express mail or certified mail,
(iii) upon deposit with the private overnight deliverer, if served by overnight delivery, and (iv) at the time of electronic transmission (as confirmed in writing), provided a copy is mailed within twenty-four (24) hours after such transmission. The time to respond to any notice shall run from the time the notice is actually delivered to the person to whom the notice is addressed.

          9.11. Applicable Law.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of California (without regard to conflicts of law principles), and the parties hereby consent to the jurisdiction of California state courts or federal courts located within California over all matters relating to this Agreement.

          9.12. Plural Includes Singular.  Whenever used in this Agreement, the
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singular shall include the plural and the plural shall include the singular.

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     IN WITNESS WHEREOF, the Venturers have executed this Agreement as of the first date set forth above.



                                          "INTERPLAY"


                                          By:___________________________________
                                             Herve Caen
                                             President


                                          "FARGO"



                                          _____________________________________
                                          Brian Fargo

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